Exhibit 23







                        Consent of KPMG Peat Marwick LLP





      The Board of Directors and Stockholders
      Alberto-Culver Company:

      We consent to incorporation by reference in the Registration Statements on Form S-8 (Numbers 33-36051, 33-47748, 33-62693, 33-62699, 33-62701 and
      333-35795) and Form S-3 (Number 333-00619) of Alberto-Culver Company of our reports dated October 23, 1997, relating to the consolidated balance sheets of Alberto-Culver Company and subsidiaries as of September 30, 1997 and 1996 and the related consolidated statements of earnings, retained earnings and cash flows and related schedule for each of the years in the three-year period ended September 30, 1997, which reports appear or are incorporated by reference in the September 30, 1997 annual report on Form 10-K of Alberto-Culver Company.



                                                      /s/ KPMG PEAT MARWICK LLP

                                                          KPMG PEAT MARWICK LLP

      Chicago, Illinois
      December 12, 1997



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